Enovis Announces Fourth Quarter and Full Year 2025 Results

•Continued commercial momentum with full year 2025 sales growth of 7% on a reported basis and 6% organically

•Full year 2025 Reconstructive sales grew 10% Y/Y on a reported basis and 8% on an organic basis

•Full year 2025 Prevention & Recovery sales grew 4% Y/Y on a reported and organic basis

Dallas, TX February 26, 2026 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV), an innovation-driven medical technology growth company, today announced its financial results for the fourth quarter and full year ended December 31, 2025. The Company will host an investor conference call and live webcast to discuss these results today at 8:30 am ET.

Fourth Quarter 2025 Financial Results

Enovis’ fourth-quarter net sales of $576 million grew 3% on a reported basis and 2% on an organic basis from the same quarter in 2024. Fourth-quarter results reflect growth in Global Reconstructive and stable execution in Prevention & Recovery. Compared to the same quarter in 2024, net sales in Recon grew 7% on a reported basis, with 3% organic sales growth, and net sales in P&R declined 1% on a reported basis and were flat on an organic basis.

Enovis reported fourth-quarter net loss from continuing operations of $519 million. This loss from continuing operations included a non-cash goodwill impairment charge of $501 million after evaluating the Company’s stock price and market capitalization relative to the carrying value of our Recon and P&R reporting units. Enovis also reported adjusted EBITDA of $112 million.

The Company reported fourth-quarter 2025 net loss from continuing operations of $9.07 per share and adjusted earnings per diluted share of $0.95.

Full Year 2025 Financial Results

Enovis’ full year 2025 net sales of $2.2 billion grew 7% on a reported basis and 6% on an organic basis. Net sales in Recon grew 10% on a reported basis with 8% organic sales growth and P&R grew 4% on a reported and organic basis.

Enovis also reported a full year net loss from continuing operations of $1,182 million, which included a non-cash goodwill impairment charge of $1,050 million after evaluating the Company’s stock price and market capitalization relative to the carrying value of our Recon and P&R reporting units, and adjusted EBITDA of $403 million.

For the full year 2025 Enovis reported a net loss from continuing operations of $20.72 per share and adjusted diluted earnings per diluted share of $3.30.

“Our 2025 performance reflects a year of meaningful operational progress for the Company. We advanced our second-year Lima integration priorities, operated effectively in a dynamic global environment, and continued to demonstrate above-market organic growth with sustainable year-over-year operating improvements which included positive free cash flow and debt reduction,” said Damien McDonald, Chief Executive Officer of Enovis.

“As we enter 2026, our focus remains consistent and disciplined — driving commercial execution, advancing our rich innovation pipeline, improving operational efficiency, and maintaining financial discipline — as we position the Company for durable, capital-efficient growth while remaining attentive to the evolving macro environment.”

2026 Financial Outlook

Enovis also announced financial expectations for 2026. Revenue is expected to approximate $2.31-2.37 billion, which incorporates 4-6% organic revenue growth. Adjusted EBITDA is expected to be in a range of $425-435 million. Our guidance ranges for revenue and adjusted EBITDA are based on current exchange rates. Full-year adjusted earnings per share is expected to be in the range of $3.52 to $3.73

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (800) 715-9871 (U.S. callers) and (646) 307-1963 (International callers) and use conference ID 1691901. A link to a replay of the call will also be available on the Enovis website later in the day.

About Enovis

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Availability of Information on the Enovis Website

Investors and others should note that Enovis routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Enovis Investor Relations website. While not all of the information that the Company posts to the Enovis Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Enovis to review the information that it shares on ir.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to Enovis’ integration of Lima; the impact of public health emergencies and global pandemics; disruptions in the global economy caused by escalating geopolitical tensions including in connection with the ongoing conflicts between Russia and Ukraine and in the Middle East; macroeconomic conditions, including the impact of inflationary pressures; changes in government trade policies, including the implementation of tariffs; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations (“Adjusted net income”), Adjusted net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross profit, and Adjusted gross profit margin.

Adjusted net income and Adjusted net income per diluted share exclude net income attributable to noncontrolling interest from continuing operations, net of taxes; the effect of income from discontinued operations, net of taxes; restructuring charges; Medical Device Regulation (“MDR”) fees and other costs; strategic transaction costs; stock-based compensation; acquisition-related intangible asset amortization; strategic purchase of economic interest on future royalty payments; property plant and equipment step-up depreciation, and inventory step-up; goodwill impairment charges; Other (income) expense, net; and include the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents Adjusted net income margin, which is subject to the same adjustments as Adjusted net income.

Adjusted EBITDA represents Adjusted net income excluding interest, taxes, and depreciation and amortization. Enovis presents Adjusted EBITDA margin, which is subject to the same adjustments as Adjusted EBITDA.

Adjusted gross profit represents gross profit excluding the fair value charges of acquired inventory, depreciation step-up of acquired fixed assets, and the impact of restructuring charges. Adjusted gross profit margin is subject to the same adjustments as Adjusted gross profit.

Organic sales growth calculates sales growth period over period, after excluding the impact of acquisitions, divestitures, and foreign exchange rate fluctuations.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Kyle Rose
Vice President, Investor Relations
Enovis Corporation
+1-917-734-7450
investorrelations@enovis.com

Enovis Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	December 31, 2024		December 31, 2025	December 31, 2024

Net sales	$575,758	$560,975		$2,248,049	$2,107,623
Cost of sales	226,337	253,457		902,789	926,867
Gross profit	349,421	307,518		1,345,260	1,180,756
Gross profit margin	61%	55%		60%	56%
Selling, general and administrative expense	270,437	257,709		1,070,151	1,027,354
Research and development expense	31,365	23,951		120,332	91,298
Amortization of acquired intangibles	45,183	40,880		173,646	165,533
Purchase of royalty interest	—	—		45,818	—
Restructuring and other charges	3,302	4,727		9,790	27,290
Goodwill impairment charge	501,309	645,000		1,049,751	645,000
Operating loss	(502,175)	(664,749)		(1,124,228)	(775,719)
Operating loss margin	(87)%	(118)%		(50)%	(37)%
Interest expense, net	7,513	9,069		34,823	57,100
Other (income) expense, net	(141)	(92)		367	(9,895)
(Loss) income from continuing operations before income taxes	(509,547)	(673,726)		(1,159,418)	(822,924)
Income tax expense (benefit)	9,256	29,900		22,293	4,492
Net (loss) income from continuing operations	(518,803)	(703,626)		(1,181,711)	(827,416)
Income from discontinued operations, net of taxes	(1,651)	426		(1,909)	2,601
Net (loss) income	(520,454)	(703,200)		(1,183,620)	(824,815)
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	135	137		820	679
Net (loss) income attributable to Enovis Corporation	$(520,589)	$(703,337)	0	$(1,184,440)	$(825,494)
Net income (loss) per share - basic and diluted
Continuing operations	$(9.07)	$(12.64)		$(20.72)	$(14.98)
Discontinued operations	$(0.03)	$0.01		$(0.03)	$0.05
Consolidated operations	$(9.10)	$(12.63)		$(20.75)	$(14.93)

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Adjusted Net Income and Adjusted Net Income Per Share
Net Loss (GAAP)	$(520.5)	$(703.2)	$(1,183.6)	$(824.8)
Net loss margin (GAAP)	(90.4)%	(125.4)%	(52.7)%	(39.1)%
Net income attributable to noncontrolling interest from continuing operations - net of taxes	(0.1)	(0.1)	(0.8)	(0.7)
Loss from discontinued operations, net of taxes	1.7	(0.4)	1.9	(2.6)
Net (loss) income from continuing operations attributable to Enovis(1) (GAAP)	$(518.9)	$(703.8)	$(1,182.5)	$(828.1)
Restructuring and other charges - pretax(2)	6.9	19.9	15.1	45.2
MDR and other costs - pretax(3)	1.4	4.7	10.4	19.5
Amortization of acquired intangibles - pretax	45.2	40.9	173.6	165.5
Inventory step-up and PPE step-up depreciation - pretax(4)	0.7	11.9	20.6	52.2
Strategic transaction costs - pretax(5)	19.2	13.3	60.4	78.3
Stock-based compensation	8.3	7.8	33.3	29.7
Purchase of royalty interest	—	—	45.8	—
Goodwill impairment charge	501.3	645.0	1,049.8	645.0
Other income, net(6)	(0.1)	(0.1)	0.4	(9.9)
Tax adjustment(7)	(9.0)	15.2	(36.5)	(39.2)
Adjusted net income from continuing operations (non-GAAP)	$54.8	$55.0	$190.4	$158.1
Adjusted net income margin from continuing operations	9.5%	9.8%	8.5%	7.5%

Weighted-average shares outstanding - diluted (GAAP)	57,192	55,875	57,069	55,281
Net loss per share - diluted from continuing operations (GAAP)	$(9.07)	$(12.60)	$(20.72)	$(14.98)

Adjusted weighted-average shares outstanding - diluted (non-GAAP)	57,941	56,372	57,654	55,734
Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.95	$0.98	$3.30	$2.84
__________

(1) Net income (loss) from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net income (loss) from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes.
(2) Restructuring and other charges includes $3.6 million and $5.3 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2025, respectively, and $15.2 million and $17.9 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2024, respectively.
(3) MDR and other costs includes (i) $2.2 million and $9.8 million for the three months and year ended December 31, 2025 and $3.7 million and $16.0 million for the three months and year ended December 31, 2024, respectively, in non-recurring costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union for devices which were introduced to the market prior to the regulation and (ii) $0.8 million and $0.6 million for the three months and year ended December 31, 2025 and $1.1 million and $3.5 million for the three months and year ended December 31, 2024, respectively, of expenses to resolve certain infrequent, non-recurring regulatory or other legal matters. These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.
(4) Includes $— million and $18.1 million in inventory step-up charges and $0.7 million and $2.5 million in PPE step-up depreciation in connection with acquired businesses for the three months and year ended December 31, 2025, respectively. Step-up depreciation costs for such periods primarily relate to the Lima acquisition.
(5) Strategic transaction costs includes: (i) $11.3 million and $39.4 million for the three months and year ended December 31, 2025 and $9.8 million and $64.9 million for the three months and year ended December 31, 2024, respectively, related to non-recurring integration costs associated with the Lima Acquisition, which includes (a) payroll and retention costs for roles eliminated in connection with the integration of our recent acquisition of Lima where a legal notice period was required prior to the employee’s separation from the Company, or integration-related daily activities not related to former roles performed by an employee during their legal notice period and prior to their separation from the Company. In each case, such costs relate solely to roles eliminated in connection with the integration of the Lima acquisition, and are nonrecurring and not part of our normal business operations; (b) professional and consulting fees specifically incurred to consummate the acquisition and advise and facilitate on post-acquisition integration matters including legal entity consolidation, costs associated with rebranding and marketing acquired business under Enovis name, such as marketing materials, trade show redesign costs and product labeling; and (c) integration related costs associated with sales agent and distributor network rationalization, including contract termination and retention expenses, supply chain and portfolio integration, and quality management system consolidation, (ii) $7.7 million and $19.5 million for the three months and year ended December 31, 2025 and $3.1 million and $8.8 million for the three months and year ended December 31, 2024, respectively, of non-recurring (non-Lima) acquisition integration costs and other non-recurring project costs for global ERP rationalization and shared service center start-up, and (iii) $0.2 million and $1.5 million for the three months and year ended December 31, 2025 and $0.4 million and $4.6 million for the three months and year ended December 31, 2024, respectively, related to the Separation of our former fabrication technology business. These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.
(6) Other income, net primarily includes the fair value gain on Contingent Acquisition shares, partially offset by the first quarter of 2024 loss on the non-designated forward currency hedge for managing exchange rate risk related to the Euro-denominated purchase price of the Lima Acquisition.
(7) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 25.0% and 23.5% for the three months and year ended December 31, 2025, respectively, and 21.0% and 21.7% for the three months and year ended December 31, 2024, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net loss (GAAP)	$(520.5)	$(703.2)	$(1,183.6)	$(824.8)
Net loss margin (GAAP)	(90.4)%	(125.4)%	(52.7)%	(39.1)%
Income (loss) from discontinued operations, net of taxes	1.7	(0.4)	1.9	(2.6)
Income tax benefit	9.3	29.9	22.3	4.5
Other (income) expense, net	(0.1)	(0.1)	0.4	(9.9)
Interest expense, net	7.5	9.1	34.8	57.1
Operating loss (GAAP)	(502.2)	(664.7)	(1,124.2)	(775.7)
Adjusted to add:
Restructuring and other charges(1)	6.9	19.9	15.1	45.2
MDR and other costs(2)	1.4	4.7	10.4	19.5
Strategic transaction costs(3)	19.2	13.3	60.4	78.3
Stock-based compensation	8.3	7.8	33.3	29.7
Depreciation and other amortization	31.8	31.6	120.7	117.3
Amortization of acquired intangibles	45.2	40.9	173.6	165.5
Goodwill impairment charge	501.3	645.0	1,049.8	645.0
Purchase of royalty interest (4)	—	—	45.8	—
Inventory step-up(5)	—	14.4	18.1	51.7
Adjusted EBITDA (non-GAAP)	$111.9	$112.9	$403.0	$376.5
Adjusted EBITDA margin (non-GAAP)	19.4%	20.1%	17.9%	17.9%
__________
(1) Restructuring and other charges includes $3.6 million and $5.3 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2025, respectively, and $15.2 million and $17.9 million of expense classified as Cost of sales on our Consolidated Statements of Operations for the three months and year ended December 31, 2024, respectively.
(2) MDR and other costs includes (i) $2.2 million and $9.8 million for the three months and year ended December 31, 2025 and $3.7 million and $16.0 million for the three months and year ended December 31, 2024, respectively, in non-recurring costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union for devices which were introduced to the market prior to the regulation and (ii) $0.8 million and $0.6 million for the three months and year ended December 31, 2025 and $1.1 million and $3.5 million for the three months and year ended December 31, 2024, respectively, of expenses to resolve certain infrequent, non-recurring regulatory or other legal matters. These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.
(3) Strategic transaction costs includes: (i) $11.3 million and $39.4 million for the three months and year ended December 31, 2025 and $9.8 million and $64.9 million for the three months and year ended December 31, 2024, respectively, related to non-recurring integration costs associated with the Lima Acquisition, which includes (a) payroll and retention costs for roles eliminated in connection with the integration of our recent acquisition of Lima where a legal notice period was required prior to the employee’s separation from the Company, or integration-related daily activities not related to former roles performed by an employee during their legal notice period and prior to their separation from the Company. In each case, such costs relate solely to roles eliminated in connection with the integration of the Lima acquisition, and are nonrecurring and not part of our normal business operations; (b) professional and consulting fees specifically incurred to consummate the acquisition and advise and facilitate on post-acquisition integration matters including legal entity consolidation, costs associated with rebranding and marketing acquired business under Enovis name, such as marketing materials, trade show redesign costs and product labeling; and (c) integration related costs associated with sales agent and distributor network rationalization, including contract termination and retention expenses, supply chain and portfolio integration, and quality management system consolidation, (ii) $7.7 million and $19.5 million for the three months and year ended December 31, 2025 and $3.1 million and $8.8 million for the three months and year ended December 31, 2024, respectively, of non-recurring (non-Lima) acquisition integration costs and other non-recurring project costs for global ERP rationalization and shared service center start-up, and (iii) $0.2 million and $1.5 million for the three months and year ended December 31, 2025 and $0.4 million and $4.6 million for the three months and year ended December 31, 2024, respectively, related to the Separation of our former fabrication technology business. These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.

(4) In the first and second quarters of 2025, we completed strategic purchases of economic interest on future royalty payments in our intellectual property (“royalty interest”) for a fixed price of $56.5 million, which will be paid over nine years. We accrued a liability and recognized $45.8 million charge for the net present value of the purchases for the year ended December 31, 2025.
(5) Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture. Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense enhances comparability between periods, allowing investors to better understand our business performance and the underlying trends relevant to our ongoing business performance.

Enovis Corporation
Reconciliation of Gross Margin (GAAP) to Adjusted Gross Margin (non-GAAP)
Dollars in millions
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$575.8	$561.0	$2,248.0	$2,107.6
Gross profit	$349.4	$307.5	$1,345.3	$1,180.8
Gross Margin (GAAP)	60.7%	54.8%	59.8%	56.0%

Gross profit (GAAP)	$349.4	$307.5	$1,345.3	$1,180.8
Inventory step-up and PPE step-up depreciation (1)	0.6	14.4	20.3	51.7
Restructuring and other charges	3.6	15.2	5.3	17.9
Adjusted gross profit (Non-GAAP)	$353.6	$337.1	$1,370.9	$1,250.4
Adjusted gross profit margin (Non-GAAP)	61.4%	60.1%	61.0%	59.3%

Enovis Corporation
Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,389	$48,167
Trade receivables, less allowance for credit losses of $25,609 and $24,466	442,786	407,031
Inventories, net	584,379	547,120
Prepaid expenses	42,283	36,246
Other current assets	101,222	107,882
Total current assets	1,207,059	1,146,446
Property, plant and equipment, net	507,063	404,500
Goodwill	718,299	1,692,709
Intangible assets, net	1,236,713	1,317,429
Lease asset - right of use	72,256	68,915
Other assets	93,347	88,778
Total assets	$3,834,737	4,718,777

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$35,000	$20,027
Accounts payable	187,531	179,098
Accrued liabilities	375,943	329,873
Total current liabilities	598,474	528,998
Long-term debt, less current portion	1,261,793	1,309,473
Non-current lease liability	58,000	52,461
Other liabilities	424,568	263,516
Total liabilities	2,342,835	2,154,448
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 57,194,781 and 55,876,517 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	57	56
Additional paid-in capital	3,048,414	2,973,121
Accumulated deficit	(1,467,463)	(283,023)
Accumulated other comprehensive loss	(91,363)	(127,892)
Total Enovis Corporation equity	1,489,645	2,562,262
Noncontrolling interest	2,257	2,067
Total equity	1,491,902	2,564,329
Total liabilities and equity	$3,834,737	$4,718,777

Enovis Corporation
Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,183,620)	$(824,815)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Goodwill and asset impairment	1,049,751	650,308
Depreciation and amortization	294,378	284,796
Stock-based compensation expense	32,922	29,662
Non-cash interest expense	7,378	5,274
Fair value gain on contingency shares	1,787	(20,117)
Unrealized loss (gain) on currency hedges	—	11,123
Debt extinguishment charges	—	—
Deferred income tax expense (benefit)	(2,226)	(10,016)
(Gain) loss on sale of property, plant and equipment	1,458	1,218
Changes in operating assets and liabilities:
Trade receivables, net	(10,752)	(57,051)
Inventories, net	(11,981)	39,071
Accounts payable	(1,137)	13,982
Other operating assets and liabilities	39,335	(9,931)
Net cash provided by operating activities	217,293	113,504
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(197,376)	(180,714)
Proceeds from sale of property, plant and equipment	—	—
Payments for acquisitions, net of cash received, and investments	(26,859)	(769,914)
Proceeds from sale of business, net	43,263	—
Cash received (paid) for settlement of derivative	1,601	(4,845)
Net cash used in investing activities	(179,371)	(955,473)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	335,000	400,000
Repayments of borrowings under term credit facility	(23,750)	(20,000)
Proceeds from borrowings on revolving credit facilities and other	209,000	992,000
Repayments of borrowings on revolving credit facilities and other	(557,175)	(512,773)
Proceeds from borrowings on senior unsecured convertible notes	—	—
Payment of debt issuance costs	(6,674)	(703)
Proceeds from issuance of common stock, net	1,318	1,874
Payment of capped call transactions	—	—
Payments of tax withholding for stock-based awards	(3,504)	(4,772)
Deferred consideration payments and other	(6,615)	(8,805)
Net cash provided by (used in) financing activities	(52,400)	846,821
Effect of foreign exchange rates on Cash and cash equivalents	2,700	(1,517)
Increase (decrease) in Cash and cash equivalents and restricted cash	(11,778)	3,335
Cash and cash equivalents and restricted cash, beginning of period	48,167	44,832
Cash and cash equivalents and restricted cash, end of period	$36,389	$48,167

Enovis Corporation
GAAP Net Sales
Change in Sales
Dollars in millions
(Unaudited)

	Three Months Ended
	December 31, 2025	December 31, 2024	Growth Rate	Constant Currency Growth Rate (1)	Organic Growth Rate (2)
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$123.3	$124.2	(0.7)%	(0.7)%	(0.7)%
U.S. Other P&R	62.8	70.2	(10.6)%	(10.6)%	7.9%
International P&R	96.8	92.5	4.6%	(2.0)%	(3.5)%
Total Prevention & Recovery	282.9	286.9	(1.4)%	(3.6)%	0.5%

Reconstructive:
U.S. Reconstructive	$141.1	$139.0	1.5%	1.5%	1.5%
International Reconstructive	151.8	135.0	12.4%	5.1%	5.1%
Total Reconstructive	292.9	274.0	6.9%	3.3%	3.3%

Total	$575.8	$561.0	2.6%	(0.2)%	1.8%
(1) Constant currency growth rate represents sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.

	Year Ended
	December 31, 2025	December 31, 2024	Growth Rate	Constant Currency Growth Rate (1)	Organic Growth Rate (2)
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$486.2	$469.3	3.6%	3.6%	3.6%
U.S. Other P&R	271.6	270.7	0.3%	0.3%	6.1%
International P&R	379.1	357.9	5.9%	2.6%	1.9%
Total Prevention & Recovery	1,137.0	1,098.0	3.6%	2.5%	3.7%

Reconstructive:
U.S. Reconstructive	$537.5	$505.6	6.3%	6.3%	6.3%
International Reconstructive	573.6	504.0	13.8%	10.2%	10.2%
Total Reconstructive	1,111.1	1,009.7	10.0%	8.2%	8.2%

Total	$2,248.0	$2,107.6	6.7%	5.2%	5.9%
(1) Constant currency growth rate represents sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.

Enovis Corporation
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention & Recovery		Reconstruction		Total Enovis
	$	Change %	$	Change %	$	Change %
For the three months ended December 31, 2024	$286.9		$274.0		$561.0
Components of Change:
Existing Businesses(1)	1.4	0.5%	8.9	3.3%	10.3	1.8%
Acquisitions(2)	1.4	0.5%	—	—%	1.4	0.2%
Divestitures(3)	(13.0)	(4.5)%	—	—%	(13.0)	(2.3)%
Foreign Currency Translation(4)	6.1	2.1%	9.9	3.6%	16.0	2.9%
	(4.1)	(1.4)%	18.8	6.9%	14.7	2.6%
For the three months ended December 31, 2025	$282.8		$292.8		$575.7

	Net Sales
	Prevention & Recovery		Reconstruction		Total Enovis
	$	Change %	$	Change %	$	Change %
For the year ended December 31, 2024	$1,098.0		$1,009.7		$2,107.6
Components of Change:
Existing Businesses(1)	40.3	3.7%	83.1	8.2%	123.5	5.9%
Acquisitions(2)	4.2	0.4%	—	—%	4.2	0.2%
Divestitures(3)	(17.3)	(1.6)%	—	—%	(17.3)	(0.8)%
Foreign Currency Translation(4)	11.7	1.1%	18.3	1.8%	30.0	1.4%
	38.9	3.5%	101.4	10.0%	140.4	6.7%
For the year ended December 31, 2025	$1,136.9		$1,111.1		$2,248.0
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions of businesses for twelve months from the acquisition date. Excludes (i) acquisitions of former distribution partners as such transactions primarily represent a shift from a third-party distribution model to a direct sales model, and (ii) acquisitions of intellectual property as such transactions involve the purchase of technologies that have not been commercialized.
(3) Represents the decrease in sales as a result of divestitures of businesses for twelve months from the divestiture date.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.